UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 3, 2014

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-15319	04-3445278
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

References in this Current Report on Form 8-K/A to “we” or “our” refer to Senior Housing Properties Trust and its consolidated subsidiaries.

Explanatory Note

On November 3, 2014, we filed a Current Report on Form 8-K, or the Original Form 8-K, to report that we had issued a press release setting forth our results of operations and financial condition for the quarter and nine months ended September 30, 2014, and had provided certain supplemental operating and financial data for the quarter and nine months ended September 30, 2014, or the Supplemental Data.  The Original Form 8-K stated that both the press release and Supplemental Data were furnished as Exhibits 99.1 and 99.2, respectively, thereto.  However, due to a technical issue, the Supplemental Data did not appear in the filed copy of the Original Form 8-K.  We are again furnishing a copy of the press release, which is unchanged from what was furnished with the Original Form 8-K, as Exhibit 99.1 hereto, and amending the Original Form 8-K solely to attach the Supplemental Data as Exhibit 99.2 thereto.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                 Exhibits.

99.1                        Press Release dated November 3, 2014.

99.2                        Third Quarter 2014 Supplemental Operating and Financial Data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Richard A. Doyle
Name:	Richard A. Doyle
Title:	Treasurer and Chief Financial Officer

Date:  November 3, 2014